2011 Annual Stockholders' Meeting

June 9, 2011

Financial Performance

- Revenue
- Gross Profit
- SG&A % of Sales
- Operating Income
- Operating Cash Flow

Revenue

Revenue

(in thousands)	2010	2009
Revenues	**$97,101**	**$84,108**

- Annual Growth 15.4%
- Five year CAGR 9.0%

Drugs-of-Abuse Testing Services
Annual Revenue (millions)


45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
23.1
26.6
30.7
33.0
38.7
40.0
36.0
39.6
2003
2004
2005
2006
2007
2008
2009
2010

- 2010 Revenue Growth 10%

Clinical and Other Lab Services
Annual Revenue (millions)



35.0
30.0
25.0
20.0
15.0
10.0
5.0
-
15.0
14.6
14.9
16.7
18.1
19.3
22.9
29.9
2003
2004
2005
2006
2007
2008
2009
2010

- **2010 Revenue Growth 31%**

Clinical Trial Services
Annual Revenue (millions)



8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
1.3
2.1
3.1
4.3
4.5
6.8
6.9
7.5
2003
2004
2005
2006
2007
2008
2009
2010

- **2010 Revenue Growth 8%**

Product Sales

Annual Revenue (millions)


25.0
20.0
15.0
10.0
5.0
-
12.0
13.5
14.5
15.8
19.0
19.7
18.3
20.1
2003
2004
2005
2006
2007
2008
2009
2010

- 2010 Revenue Growth 10%

Revenue – Q1

(in thousands)	Mar 31, 2011 - QTD	Mar 31, 2010 - QTD
Revenues	**$25,736**	**$21,161**

- Q1 Revenue increased 22%

Gross Profit

Gross Profit

(in thousands)	2010	2009
Gross Profit	**$39,640**	**$30,895**
Gross Margin	40.8%	36.7%

- Gross profit increased 28% to $39.6 million
- Gross margin increased 410 basis points to 40.8% of revenue

Gross Profit – Q1

(in thousands)	Mar 31, 2011 - QTD	Mar 31, 2010 - QTD
Gross Profit	**$10,451**	**$8,100**
Gross Margin	40.6%	38.3%

- Gross profit increased 29% to $10.4 million
- Gross margin increased 230 basis points to 40.6% of revenue

Sales, General & Administrative Expenses

Sales, General & Administrative Expenses

(in thousands)	2010	% of Sales	2009	% of Sales
SG&A Expense	$32,691	33.7%	$26,663	31.7%

Sales, General & Administrative Expenses - Q1

(in thousands)	Mar 31, 2011 - QTD	% of Sales	Mar 31, 2010 - QTD	% of Sales
SG&A Expense	**$8,624**	33.5%	**$7,433**	35.1%

Operating Income

Operating Income

(in thousands)	2010	2009
Operating Income	**$4,688**	**$1,968**

- Operating income increased 138%

Operating Income – Q1

(in thousands)	Mar 31, 2011 - QTD	Mar 31, 2010 - QTD
Operating Income	**$1,233**	**$118**

Operating Cash Flows

Net Cash Provided by Operating Activities
(in thousands)

	Dec 31, 2010	Dec 31, 2009
Net cash provided by operating activities	$10,106	$5,840

Net Cash Provided by Operating Activities
(in thousands)

	Mar 31, 2011	Mar 31, 2010
Net cash provided by operating activities	$1,302	$921

2011 Annual Stockholders' Meeting

June 9, 2011